Exhibit 32.2

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Worthington Energy, Inc. (the “ Company ” ) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “ Report ” ), I, Charles Volk, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the period ended June 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of Worthington Energy, Inc..

By:	/s/ CHARLES VOLK
Name: Charles Volk
Title: Chief Executive Officer,
(Principal Executive Officer and Principal Financial Officer)

Date: January 22, 2014